Exhibit 10(xv)
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of ____ day of ___________, 201_, by and between McCormick & Company, Incorporated, a Maryland corporation (the “Company”), and ___________ (“Indemnitee”). The Company and Indemnitee are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
WHEREAS, the prevalence of corporate litigation subjects directors and officers to expensive litigation risks;
WHEREAS, it is the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and
WHEREAS, the Company desires Indemnitee to serve as a director or officer of the Company.
NOW, THEREFORE, in consideration of Indemnitee’s service as a director or officer of the Company after the date hereof, the Parties hereto agree as follows:
SECTION 1.    Definitions. For purposes of this Agreement:
“Board” means the board of directors of the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, taxes of any kind imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating in, or being or preparing to be a witness in a Proceeding. Expenses shall not, however, include amounts paid by Indemnitee in settlement of a Proceeding or the amount of any judgment, fine or penalty against or imposed on Indemnitee, which amounts may nevertheless be payable or reimbursable by the Company under Section 2(a) of this Agreement.
“MGCL” means Titles 1 through 3 of the Corporations & Associations Article of the Annotated Code of Maryland.

“Official Capacity” means the status of a person as a current or former director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company, or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person holds or held such a position at the express request of the Company.
“Proceeding” means any threatened, pending or completed action, suit, arbitration or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.
SECTION 2.    Indemnification and Advancement of Expenses.
(a)    Indemnification of Indemnitee. If Indemnitee is a party to, is threatened to be made a party to, or is otherwise involved in any Proceeding by reason of his/her Official Capacity or by reason of any action alleged to have been taken or omitted in connection therewith, the Company shall, to the fullest extent permitted by the MGCL, indemnify Indemnitee and hold Indemnitee harmless against any and all Expenses, judgments, fines, penalties and amounts paid in settlement actually incurred by or on behalf of Indemnitee in connection with such Proceeding, unless (i) Indemnitee’s action or omission was material to the matter giving rise to the Proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty, (ii) Indemnitee received an improper personal benefit in money, property or services, or (iii) the Proceeding is or was a criminal proceeding and Indemnitee had reasonable cause to believe that the action or omission was unlawful.
(b)    Indemnification of Expenses of a Successful Party. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by the MGCL and to the extent that Indemnitee has been successful, on the merits or otherwise (including a disposition without prejudice), in defense of any Proceeding or in defense of any claim, issue or matter arising in a Proceeding, the Company shall indemnify Indemnitee (as and to the extent provided in Section 3 of this Agreement) against any and all Expenses actually incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter arising in a Proceeding is disposed of without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a conviction of, or plea of guilty or nolo contendere by, Indemnitee, or (iv) an adjudication that Indemnitee did not satisfy the standard of conduct set forth in Section 2-418(b)(1) of the MGCL (a copy of which is attached to this Agreement as Exhibit A), Indemnitee shall be considered for the purposes of this Agreement to have been wholly successful with respect thereto.
(c)    Indemnification of Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by the MGCL and to the extent that Indemnitee is, by reason of his/her Official Capacity, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee (as and to the extent provided in Section 3 of this Agreement) against any and all Expenses actually incurred by or on behalf of Indemnitee in connection therewith.

(d)    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually incurred by Indemnitee or on his/her behalf in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee (as and to the extent provided in Section 3 of this Agreement) for the portion of such Expenses, judgments, penalties, fines or amounts paid in settlement to which Indemnitee is entitled.
(e)    Advancement of Expenses. If Indemnitee is made a party or is threatened to be made a party to or is otherwise involved in a Proceeding by reason of his/her Official Capacity or by reason of any action alleged to have been taken or not taken in his/her Official Capacity, the Company shall pay any Expenses actually incurred by Indemnitee (as and to the extent provided in Section 3 of this Agreement) in connection with such Proceeding in advance of the final disposition of such Proceeding (an “Advancement of Expenses”), provided that the Company’s obligation to advance Expenses in connection with a criminal Proceeding in which Indemnitee is a defendant shall terminate at such time as Indemnitee (A) pleads guilty, (B)  enters a pleas of nolo contendere, or (C) is convicted after trial and such conviction becomes final and non-appealable. To be entitled to an Advancement of Expenses, Indemnitee must provide to the Company (i) a written affirmation of his/her good faith belief that the standard of conduct necessary for indemnification under the MGCL has been satisfied and (ii) a written undertaking to repay any Advancement of Expenses if it ultimately is determined by a final, non-appealable judicial decision that such standard of conduct was not satisfied. Any such undertaking shall be an unlimited, non-interest bearing general obligation of Indemnitee, need not be secured, and shall be accepted by the Company without reference to the financial ability of Indemnitee to make repayment.
(f)    Exceptions. Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify Indemnitee or make an Advancement of Expenses under this Agreement:
(i)     in connection with a Proceeding by or in the right of the Company, if Indemnitee is adjudged to be liable to the Company by a court of competent jurisdiction or, if Indemnitee agreed to arbitrate the matter, by an arbitrator;
(ii)      in connection with a Proceeding (or part thereof) initiated by or on behalf of Indemnitee against the Company, unless the initiation thereof was authorized by the Board or is to enforce indemnification pursuant to Section 3(b) hereof;
(iii)     to the extent Indemnitee is reimbursed from proceeds of insurance (in which case Indemnitee shall promptly refund to the Company any indemnification payments and Advancement of Expenses previously paid to Indemnitee up to the amount of such insurance reimbursement);
(iv)     if such indemnification or Advancement of Expenses would violate applicable law; or

(v)     with respect to a Proceeding in which Indemnitee is held by a court of competent jurisdiction or an arbitrator having jurisdiction over the matter, in a final judgment from which no appeal can be taken, to have violated or breached any fiduciary duty imposed on Indemnitee by ERISA.
(g)    Duration of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is serving in his/her Official Capacity and shall continue thereafter so long as Indemnitee could be subject to any Proceeding, including any Proceeding commenced under Section 3(b) hereof, by reason of his/her Official Capacity, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.
(h)    Change in the MGCL. No change in the MGCL or any other law of the state of Maryland, whether by statute or judicial decision, after the date hereof shall reduce or have the effect of reducing the rights and benefits available to Indemnitee under this Agreement with respect to any action Indemnitee took or failed to take, or any fact existing, prior to the effective date of such change in the MGCL or any other law of the state of Maryland, whether or not a Proceeding in respect thereof was pending as of such effective date. To the extent that a change in the MGCL or any other law of the state of Maryland, whether by statute or judicial decision, permits greater indemnification or Advancement of Expenses than would be afforded currently under the Company’s Bylaws and this Agreement, it is the intent of the Parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.
SECTION 3.    Procedure for Indemnification.
(a)    Procedure. To obtain indemnification or Advancement of Expenses pursuant to Section 2 hereof, Indemnitee shall submit to the Company a written request, which shall include documentation and information that is reasonably available to Indemnitee, not privileged or otherwise protected from disclosure, and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or Advancement of Expenses. Any indemnification or Advancement of Expenses to which Indemnitee is entitled shall be made promptly, and in any event within 60 days after receipt by the Company of Indemnitee’s written request, unless the Company determines within such 60-day period that Indemnitee does not meet the applicable standard of conduct set forth in Section 2-418(b)(1) of the MGCL or is otherwise not entitled to indemnification under this Agreement. Such determination shall be made in each instance by (i) a majority vote of a quorum of the Board consisting of directors who are not at that time parties to the Proceeding (the “Disinterested Directors”) or, if such a quorum cannot be obtained, by a majority vote of a committee of the Board consisting solely of one or more Disinterested Directors in accordance with the provisions of Section 2-418(e) of the MGCL, (ii) special legal counsel selected by the Board or a committee of the Board in accordance with the provisions of Section 2-418(e) of the MGCL, or (iii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding.
(b)    Remedies. The right to indemnification or Advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee by arbitration pursuant to, and in accordance with, Section

10 hereof if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 3(a). Unless otherwise required by law, the burden of proving that indemnification or Advancement of Expenses is not appropriate shall be on the Company. If successful, in whole or in part, in any such claim for indemnification or Advancement of Expenses, Indemnitee shall also be entitled to receive from the Company, and to seek as an award in connection with any such claim, an amount equal to the Expenses actually incurred by Indemnitee in prosecuting such claim.
SECTION 4.    Defense of Proceedings; Subrogation.
(a)    Notification of Claim. As a condition precedent to his/her right to be indemnified, Indemnitee must notify the Company in writing (a “Claim Notice”) as soon as practicable of any Proceeding for which indemnity will or could be sought by him/her and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which he/she is served; provided, however, that the failure to deliver a Claim Notice on a timely basis or to provide copies of such materials in accordance with this Section 4(a) shall not constitute a waiver of Indemnitee’s rights under this Agreement, unless such failure or delay (i) causes the amounts paid or to be paid by the Company to be greater than they otherwise would have been or (ii) prevents the Company from obtaining for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee, in which case Indemnitee’s entitlement to indemnification shall be reduced by the additional amount paid or to be paid by the Company and/or the amount of coverage or proceeds the Company otherwise would have been able to obtain.
(b)    Defense of Claim. Upon receipt of a Claim Notice, the Company shall be entitled to assume the defense and control of any Proceeding by a third party against Indemnitee, with legal counsel reasonably acceptable to Indemnitee, by providing written notice to Indemnitee of the assumption of the defense within 15 days of receipt of the Claim Notice. After notice from the Company to Indemnitee of its election to assume the defense, the Company shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the Proceeding, except as provided below in this Section 4(b). Indemnitee shall have the right, at his/her own expense, to employ his/her own counsel in connection with the Proceeding. If (i) the employment of separate counsel by Indemnitee has been authorized by the Company, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest on a significant issue between the Company and Indemnitee in the conduct of the defense of the Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of the Proceeding, the Company shall pay the reasonable fees and expenses of such separate counsel. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any Proceeding brought by or in the right of the Company.
(c)    Subrogation. In the event the Company makes any payment to or for the benefit of Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee covenants and agrees to execute all documents and agreements and to take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

SECTION 5.    Rights Not Exclusive. The rights provided under this Agreement shall not be deemed exclusive of any other right to which Indemnitee may be entitled as of the date hereof or hereafter may acquire under the Company’s Articles of Incorporation or Bylaws, any agreement, any vote of stockholders or Disinterested Directors, the MGCL, any other law (common or statutory) or otherwise.
SECTION 6.    Insurance. The rights of Indemnitee hereunder shall be in addition to any rights Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise. The Company may purchase and maintain insurance on behalf of its directors and officers against any liability asserted against or incurred by them, regardless of whether the Company would have the power to indemnify them against such liability, and Indemnitee shall be covered by such insurance policy or policies to the maximum extent of the coverage available for any director or officer of the Company, as applicable.
SECTION 7.    Settlement. The Company shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without the Company’s prior written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay consent to any proposed settlement.
SECTION 8.    Severability. If any provision of this Agreement, or any portion thereof, shall be invalidated or unenforceable pursuant to a final determination of a court of competent jurisdiction or by an arbitrator pursuant to Section 10 hereof, or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability of this Agreement and the remaining provisions shall be enforceable to the fullest extent permitted by law.
SECTION 9.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the conflict of laws provisions thereof.
SECTION 10.    Dispute Resolution.
(a)Any dispute, controversy or claim arising from, connected to or related in any manner to this Agreement, including but not limited to a dispute, controversy or claim alleging breach, termination, expiration, or invalidity of this Agreement (a “Dispute”), shall be resolved and decided by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”). In the event of a conflict between the AAA Rules and any provision of this Agreement, this Agreement shall govern.
(b)The juridical seat of the arbitration shall be Washington, D.C., and the proceedings shall be conducted there or at such other location as the Parties may agree in writing. The arbitration shall be conducted in the English language.
(c)The number of arbitrators shall be three. Each arbitrator shall be an active member of the bar of a state of the United States and shall have at least 15 years’ experience as a corporate attorney or commercial litigation attorney. Each Party shall select one arbitrator, and the third arbitrator shall be selected by the two Party-appointed arbitrators, in consultation with the Parties. In the event that the two Party-appointed arbitrators fail to agree on a third arbitrator, the third arbitrator shall be appointed in accordance with the AAA Rules.
(d)The arbitrators shall have the exclusive right to determine the arbitrability of any Dispute. In ruling on any Dispute, the arbitrators shall apply the substantive laws of the State of Maryland.
(e)The dispute resolution procedures specified in this Section 10 shall be the sole and exclusive procedures for the resolution of Disputes, provided that any Party may seek a preliminary injunction or other preliminary judicial relief before any court of competent jurisdiction if, in its reasonable, good faith judgment, such action is necessary to avoid irreparable harm. Pending resolution of any such action, the Parties shall continue to participate in good faith in the arbitration proceedings provided for in this Section 10.
(f)The filing fee for the commencement of arbitration of any Dispute shall be paid by the Party initiating the arbitration. The Parties shall share equally the arbitration administrative fees and the fees and expenses of the arbitrators. Each Party shall bear its own attorneys’ fees. Notwithstanding the foregoing, if Indemnitee prevails as to all claims in the arbitration, the Company shall pay, and to the extent applicable reimburse Indemnitee for, the costs and expenses of the arbitration; and provided further that in no event shall Indemnitee be responsible for any costs or expenses incurred by the Company in connection with the arbitration.
(g)The arbitrators may grant any remedy or relief that a court of competent jurisdiction could grant, including injunctive or other equitable relief, except that the arbitrators shall have no authority to award damages in excess of the limitations contained in this Agreement, may not award punitive, consequential or special damages, and may not grant any relief or remedy greater than that sought by the Parties.
(h)Any decision or award of the arbitrators shall be reasoned and in writing, and shall be final and binding upon the Parties. The Parties agree not to invoke or exercise any right to appeal, review, vacate or impugn the Arbitral Tribunal’s decision or award. The Parties also agree that the arbitrators’ decision or award may be enforced against the Parties or their assets wherever they may be found, and that a judgment upon the decision or award may be entered in any court having jurisdiction.
(i)If either Party fails or refuses to comply with any arbitral decision or award within 30 days after the date on which it receives notice of the decision or award, the other Party or the arbitrators may request such judicial approval as may be required for the execution of such decision or award before a court of competent jurisdiction. If the prevailing Party is required to retain counsel to enforce the arbitral decision or award, the non-prevailing Party shall reimburse the prevailing Party for all reasonable fees and expenses of such counsel.
SECTION 11.     Successor and Assigns. This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger, consolidation or otherwise) and shall be binding upon and inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.
SECTION 12. Amendment. No amendment, modification, supplement or repeal of this Agreement or any provision hereof shall be binding unless executed in writing by both the Company and

Indemnitee. No waiver of any provision of this Agreement shall be binding unless in writing and signed by the Party waiving the provision, and no such waiver shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver. No amendment, modification, supplement or repeal of this Agreement or any provision hereof shall limit or restrict any rights of Indemnitee under this Agreement with respect to any action taken or omitted by Indemnitee prior to such amendment, modification, supplement or repeal.
SECTION 13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has actually received payment of the amounts otherwise payable hereunder.
SECTION 14. No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as a director or officer of the Company for any period of time or at any particular rate of compensation.
SECTION 15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand or (b) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

if to Indemnitee, to:	____________________ ____________________ ____________________

if to the Company, to:	McCormick & Company, Incorporated 18 Loveton Circle Sparks, Maryland 21152 Attention: Secretary
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

[Signature Page follows]

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Indemnification Agreement on and as of the day and year first above written.

McCORMICK & COMPANY, INCORPORATED
By:

Name:

Title:
INDEMNITEE
[Indemnitee name]
________________________________

PRIVILEGED & CONFIDENTIAL
January 20, 2014

Exhibit A
Section 2-418. Indemnification of directors, officers, employees, and agents.
§ 2-418. Corporate Indemnification
(a) Definitions. -- (1) In this section the following words have the meanings indicated.
(2) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
(3) “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan.
(4) “Expenses” include attorney's fees.
(5)(i) “Official capacity” means :
1. When used with respect to a director, the office of director in the corporation; and
2. When used with respect to a person other than a director as contemplated in subsection (j) of this section, the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.
(ii) “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
(6) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(7) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.
(b) Permitted indemnification of director. -- (1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:
(i) The act or omission of the director was material to the matter giving rise to the proceeding; and
1. Was committed in bad faith; or
2. Was the result of active and deliberate dishonesty; or
(ii) The director actually received an improper personal benefit in money, property, or services; or

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January 20, 2014

(iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.
(2)(i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.
(ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.
(3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.
(ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.
(4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:
(i) For a proceeding brought to enforce indemnification under this section; or
(ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.
(c) No indemnification of director liable for improper personal benefit. -- A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.
(d) Required indemnification against expenses incurred in successful defense. -- Unless limited by the charter:
(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding, claim, issue, or matter in which the director has been successful.
(2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:
(i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

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(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) of this section shall be limited to expenses.
(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.
(e) Determination that indemnification is proper. -- (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.
(2) Such determination shall be made:
(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;
(ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or
(iii) By the stockholders.
(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in paragraph (2)(ii) of this subsection for selection of such counsel.
(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.
(f) Payment of expenses in advance of final disposition of action. -- (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

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(i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and
(ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(2) The undertaking required by paragraph (1)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.
(3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e)(2) of this section.
(g) Validity of indemnification provision. -- The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
(h) Reimbursement of director’s expenses incurred while appearing as witness. -- This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.
(i) Director’s service to employee benefit plan. -- For purposes of this section:
(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;
(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and
(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
(j) Officer, employee, or agent. -- Unless limited by the charter:
(1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d) of this section;
(2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

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(3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.
(k) Insurance or similar protection. -- (1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.
(2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.
(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.
(l) Report of indemnification to stockholders. -- Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.